UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 7, 2008 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

(203) 975-6320
(Registrant's telephone number, including area code)
b
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Student Loan Corporation (the Company) has appointed Scot Parnell, 39, to the position of Chief Financial Officer effective February 29, 2008.  Mr. Parnell joined the Company in August 2006 and currently holds the position of Director of Financial Planning and Analysis and Corporate Strategy.  In this role Mr. Parnell is responsible for the tracking and monitoring of the Company’s overall financial planning and performance, oversight of securitization activity, and the development and implementation of the Company’s overall business strategy.

Prior to this and since 2001, Mr. Parnell held various positions within Citigroup Inc. (Citigroup) including Chief Financial Officer of Consumer Lending Treasury within Global Consumer Treasury as well as Director of Finance and Director of Strategic Initiatives for the Consumer Asset Group. In these roles, Mr. Parnell led various strategic, financial planning and control initiatives.  Citigroup indirectly owns 80% of the Company’s outstanding common stock.

Before joining Citigroup, Mr. Parnell held various positions within MetLife, Inc., Browning Ferris Industries, Inc. and Arthur Andersen LLP.

Mr. Parnell holds a bachelors degree in Accounting from the University of Texas and a Masters of Business Administration from Columbia University and is a member of the American Institute of Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: February 13, 2008

By: /s/ Michael J. Reardon
Name: Michael J. Reardon
Title: Chief Executive Officer